LeTourneau Technologies, Inc. Savings and Investment Plan

Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-25125 of Rowan Companies, Inc. on Form S-8 of our report dated June 24, 2010 appearing in this Annual Report on Form 11-K of the LeTourneau Technologies, Inc. Savings and Investment Plan as of and for the years ended December 31, 2009 and 2008.

/s/ McConnell & Jones LLP
Houston, Texas
June 24, 2010

14